Exhibit 10.1

AMERICAN STATES WATER COMPANY
(“Company”)

NONQUALIFIED STOCK OPTION AGREEMENT
(Non-Employee Director Grant)

THIS OPTION AGREEMENT is between the Company and the Optionee named below and evidences the Company’s grant to the Optionee of a Nonqualified Stock Option to purchase authorized but unissued shares of the Company’s Common Shares.  The Option is granted pursuant to and subject to the Company’s 2003 Non-Employee Directors Stock Plan (the “Plan”) and the Terms and Conditions for Nonqualified Stock Options Granted Under the 2003 Non-Employee Directors Stock Plan (the “Terms”), incorporated herein by this reference.

Optionee:		Exercise Price
		Per Share:	$_______[1]
Number of Shares:	3,000[1]

Grant Date:	_____________ , ____	Expires:	____________,_____[2]

Vesting Schedule:	100% Vested on the Grant Date

Optionee has been elected, and has agreed, to serve as a director of the Company for an additional year.  Optionee accepts the Option and agrees to (and acknowledges receipt of a copy of) the Plan and the Terms.

AMERICAN STATES WATER COMPANY	AGREED AND ACKNOWLEDGED:
(a California corporation)

By:	(Optionee’s Signature)
Its:
(Address)

(City, State, Zip Code)

1                     Subject to adjustment under Section 6 of the Plan.

2                     Subject to early termination if the Optionee’s service is terminated for Cause (as defined in Section 2 of the Plan).

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CONSENT OF SPOUSE

In consideration of the execution of the foregoing Stock Option Agreement by the Company, I, the spouse of the Optionee named above, join with my spouse in executing this Agreement and agree to be bound by all of the terms and provisions of this Agreement and of the Plan.

Date:
Signature of Spouse

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TERMS AND CONDITIONS FOR
NONQUALIFIED STOCK OPTIONS
GRANTED UNDER THE
2003 NON-EMPLOYEE DIRECTORS STOCK PLAN

1.             Exercisability of Option.  The Option shall be fully vested and exercisable on the Grant Date set forth on the facing page of this Option Agreement.  During the Optionee’s lifetime, the Option may be exercised only by the Optionee, with limited exception pursuant to Section 10.3 of the Plan.

(a)           Cumulative Exercisability.  To the extent the Optionee does not in any year purchase all the shares that the Optionee may then exercise, the Optionee has the right thereafter to purchase such remaining shares until the Option terminates or expires.

(b)           No Fractional Shares.  Fractional share interests shall be disregarded, but may be cumulated.

(c)           Minimum Exercise.  No fewer than 100 shares may be purchased at any one time, unless the number purchased is the total number at the time exercisable under the Option.

2.             Method of Exercise of Option.  The Option may be exercised by the Optionee’s delivery to the Company of a properly completed and executed exercise form as from time to time approved by the Committee stating the number of shares to be purchased pursuant to the Option and accompanied by payment in the full amount of the purchase price of the shares in one or a combination of the following methods:

(a)           by cash, electronic funds transfer or by check payable to the order of the Company; and

(b)           by the delivery of shares that have been held by the Optionee for at least six months, in accordance with Section 4.3 of the Plan.

3.             Effect of Termination of Directorship.  If the Optionee’s services as a director terminate for any reason other than Cause as determined under Section 304 of the California Corporations Code or any successor thereof, then the Option shall remain exercisable for the period of time set forth on the face of this Agreement.

4.             Optionee not a Shareholder.  Neither the Optionee nor any other person entitled to exercise the Option shall have any of the rights or privileges of a shareholder of the Company as to any Common Shares until the issuance and delivery to him or her of the shares acquired upon exercise of the Option.  No adjustment will be made for dividends or other rights as to a shareholder for which a record date is prior to such date of delivery.

5.             Notices.  Any notice to be given shall be in writing and addressed to the Company at its principal office, to the attention of the Corporate Secretary, and to the Optionee at his or her

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last address of record, or at such other address as either party may hereafter designate in writing to the other for purposes of notices in respect of the Option.

6.             Effect of Award Agreement.  The Option Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company, except to the extent the Committee determines otherwise.

7.             Choice of Law.  The constructive interpretation, performance and enforcement of the Option Agreement and the Option shall be governed by the laws of the State of California.

8.             Defined Terms.  Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned by the Plan.

9.             Plan.  The Option and all rights of Optionee thereunder are subject to, and the Optionee agrees to be bound by, all of the terms and conditions of the provisions of the Plan.  Unless otherwise expressly provided in these Terms and Conditions, provisions of the Plan that confer discretionary authority on the Committee do not (and shall not be deemed to) create any additional rights in the Optionee not expressly set forth in the Optionee’s Option Agreement or in a written amendment thereto.  If there is any conflict or inconsistency between the terms and conditions of this Option Agreement and of the Plan, the terms and conditions of the Plan shall govern.  The Participant acknowledges receipt of a complete copy of the Plan and agrees to be bound by its terms.

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AMERICAN STATES WATER COMPANY
2003 NON-EMPLOYEE DIRECTORS STOCK PLAN
OPTION EXERCISE AGREEMENT

The undersigned (the “Purchaser”) hereby irrevocably elects to exercise his/her right, evidenced by that certain Nonqualified Stock Option Agreement dated as of ______________ (the “Option Agreement”) under the American States Water Company 2003 Non-Employee Directors Stock Plan, as amended (the “Plan”), as follows:

•                  the Purchaser hereby irrevocably elects to purchase __________________ shares of Common Shares (the “Shares”), of American States Water Company (the “Corporation”), and

•                  such purchase shall be at the price of $__________________ per share, for an aggregate amount of $__________________.

Capitalized terms are defined in the Plan if not defined herein.

Delivery of Shares.  The Purchaser requests that (1) a certificate representing the Common Shares be registered to Purchaser and delivered to: _____________________________ or (2) that the Common Shares be registered in the Purchaser’s name and electronically delivered to:____________________________________________________.

Plan and Option Agreement.  The Purchaser acknowledges that all of his/her rights are subject to, and the Purchaser agrees to be bound by, all of the terms and conditions of the Plan and the Option Agreement, both of which are incorporated herein by this reference.  If a conflict or inconsistency between the terms and conditions of this Exercise Agreement and of the Plan or the Option Agreement shall arise, the terms and conditions of the Plan and/or the Option Agreement shall govern.  The Purchaser acknowledges receipt of a copy of all documents referenced herein and acknowledges reading and understanding these documents and having an opportunity to ask any questions that he/she may have had about them.

“PURCHASER”	ACCEPTED BY: AMERICAN STATES WATER COMPANY, a California corporation

Signature	By:

Print Name	Print Name:

Address	Title:

City, State, Zip Code	(To be completed by the Corporation after the price, value (if applicable) and receipt of funds is verified.)